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                                                                 EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 for Peoples Ohio Financial Corporation of our report dated August 8, 2002, on the consolidated financial statements of Peoples Savings Bank of Troy, as of June 30, 2002, and for the years then ended which report and financial statements are incorporated by reference in the Annual Report on Form 10-K of Peoples Ohio Financial Corporation for the fiscal year ended June 30, 2001.



                                          /s/ BKD, LLP
                                          -----------------------------------
                                          BKD, LLP

Cincinnati, Ohio
October 22, 2002